Exhibit 99.1

NEWS RELEASE

Prosperity Bancshares, Inc.®	SNB Bancshares, Inc.
Prosperity Bank Plaza	14060 Southwest Freeway
4295 San Felipe	Sugar Land, Texas 77478
Houston, Texas 77027

For more information contact:	For more information contact:

Dan Rollins	Harvey Zinn
Senior Vice President	Chief Executive Officer
713.693.9300	281.269.7200
dan.rollins@prosperitybanktx.com	zinnz@snbtx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

TO ACQUIRE

SNB BANCSHARES, INC.

Prosperity Bank® enters Sugar Land and Katy markets

Expands presence in Houston MSA

HOUSTON, November 16, 2005. Prosperity Bancshares, Inc.® (NASDAQ: PRSP) announced today the signing of a definitive agreement to acquire SNB Bancshares, Inc. (NASDAQ: SNBT), and its subsidiary, Sugar Land, Texas based Southern National Bank of Texas (collectively referred to as SNBT).

SNBT operates a total of seven (7) banking locations (including two stand alone motor banks) in Harris and Fort Bend Counties, which will continue to operate with the same management after the acquisition is completed. As of September 30, 2005, SNBT had, on a consolidated basis, total assets of $1.121 billion, loans of $658.0 million, deposits of $738.3 million and shareholders’ equity of $88.3 million.

“We are pleased to announce our first acquisition in the Sugar Land and Katy area. Southern National Bank is an excellent partner for us as we maintain our objective of being a true Texas bank. With their strong staff coming on board, Prosperity will continue to deliver banking with Real Bankers, not just a bank®,” commented David Zalman, Chief Executive Officer and President of Prosperity.

“Both the Sugar Land and Katy areas are growing rapidly and Southern National Bank has been an important part of this growth. By combining our customer bases and leveraging our product and service capabilities, we will be able to continue that growth. We look forward to the professional bankers at Southern National Bank becoming active members of our Prosperity Team,” continued Zalman.

Under terms of the agreement, Prosperity will issue 0.3577 shares of Prosperity common stock plus $7.50 in cash for each share of SNBT common stock and Class B stock outstanding. The transaction values SNBT at $242.7 million or $18.59 per share. (Based upon the closing price of PRSP on Wednesday, November 16, 2005 of $31.00 per share.)

The merger has been approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2006. The transaction is subject to certain conditions, including the approval by SNBT shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the second quarter of 2006.

Prosperity expects that the merger will be accretive to earnings one year after operational integration. This estimate does not consider any anticipated revenue enhancements that may be realized from the merger.

“We are delighted to increase our presence in the southwest Houston and Katy area. Our goal is to lever off Southern National Bank’s leadership role in Sugar Land and Katy as the best-in-class provider of financial products and services,” added Dan Rollins, President of Prosperity Bank®. “SNBT has an excellent staff, great products and good market position. We want to build upon these strengths. We expect to continue most of the programs and services that SNBT currently offers and augment those with the additional products and services from Prosperity Bank.”

“This is a positive step for Southern National Bank, its employees and customers. In effect, the merger will provide SNBT with additional resources to grow and compete,” said Harvey E. Zinn, President and Chief Executive Officer of SNBT. “We are excited about the opportunity to become a part of a successful and community driven organization that shares our values and understands the importance of our customers.”

Zinn will become a director of Prosperity Bank® upon consummation of the transaction and will serve the bank as Chairman - Houston Area. He has served as President and Chief Executive Officer and a director of SNBT since its inception in 1995, and he has also served in those same capacities with Southern National Bank since 1988. Beginning his career in 1969 in the retail business, Mr. Zinn served as president and chief executive officer of Electronic Centers, Inc. where he directed the operations of 72 retail stores in 42 cities in 10 states and was responsible for the management of 450 employees.

Immediately following the merger, Prosperity will have a total of ninety (90) full service banking locations, thirty-eight (38) in the Houston CMSA; sixteen (16) in the Corpus Christi area; eleven (11) in the Dallas area; six (6) in the Austin area; two (2) in east Texas; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

Strategic Rationale and Economics

•	Financially & strategically attractive

• In-market expansion

• Low risk transaction

• High growth Fort Bend County - #2 deposit market share

• Houston based bank with almost $5 billion in assets

•	Transaction Details

• Total consideration:	$242.7 million

• Exchange ratio:	0.3577

• Cash per SNBT share:	$7.50

• Expected closing:	2Q 2006

• Integration completion:	2Q 2006

• Projected cost saves:	29.0%

•	Valuation

• Price/book per share:	2.62x

• Price/tangible book per share:	2.62x

• Price to LTM (operating) EPS:	29.8x

• Price to 2005 First Call EPS:	27.7x

• Price to 2006 First Call EPS:	24.8x

• Price/assets	21.7%

• Deposit premium:	20.9%

•	Financial and Legal Advisors

• Prosperity Bancshares, Inc.:

• Legal:	Locke Liddell & Sapp LLP

• Financial:	Sandler O’Neill & Partners, L.P.

• SNB Bancshares, Inc.:

• Legal:	Bracewell & Giuliani LLP

• Financial:	Keefe, Bruyette & Woods, Inc.

A complete investor presentation is available on Prosperity’s website, www.prosperitybanktx.com.

Proposed Acquisition of First State Bank of Grapeland

On September 12, 2005, Prosperity announced the signing of a definitive agreement to acquire Grapeland Bancshares, Inc. and its subsidiary bank, First State Bank. First State operates two (2) offices in Houston County; one in Crockett, Texas and the other in Grapeland, Texas. Upon consummation of the acquisition, expected before year end 2005, both locations will become full service banking centers of Prosperity Bank®. On September 30, 2005, Grapeland Bancshares reported, on a consolidated basis, total deposits of $46.6 million, total loans of $43.7 million, total equity of $3.8 million and total assets of $72.2 million.

Prosperity Bancshares, Inc.

Prosperity Bancshares®, a $3.5 billion Houston, Texas based regional financial holding company, formed in 1983, was recently ranked second out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, named to the Keefe Bruyette & Woods, Inc. 2005 Honor Roll for achieving exceptional earnings per share growth for the past 10 years and the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates eighty-three (83) full service banking locations, thirty-three (33) in the Houston CMSA; sixteen (16) in the Corpus Christi area; eleven (11) in the Dallas area; six (6) in the Austin area; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

In connection with the proposed merger of SNB Bancshares, Inc. (“SNBT”) into Prosperity Bancshares, Inc., Prosperity will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of SNBT. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of SNBT seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, SNBT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (713) 693-9300. Documents filed with the SEC by SNBT will be available free of charge by directing a request by telephone or mail to SNB Bancshares, Inc., 14060 Southwest Freeway, Sugar Land, Texas 77478. SNBT’s telephone number is (281) 269-7200.

The directors, executive officers, and certain other members of management of SNBT may be soliciting proxies in favor of the merger from SNBT’s shareholders. For information about SNBT’s directors, executive officers, and members of management, shareholders are asked to refer to the most recent proxy statement issued by SNBT, which is available on its website, www.snbtx.com, and at the address provided in the preceding paragraph.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of Prosperity Bancshares’s ® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.